UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2012

ENCORE WIRE CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	000-20278	75-2274963
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1329 Millwood Road McKinney, Texas		75069
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 562-9473

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 11, 2012, the Board of Directors (the “Board”) of Encore Wire Corporation, a Delaware corporation (the “Company”), authorized the repurchase of up to 4 million shares of its common stock, par value $0.01 per share (“Common Stock”) under the previously approved stock purchase program of the Company. On May 14, 2012, the Company entered into a Share Repurchase Agreement (the “Agreement”) by and between the Company and Capital Southwest Venture Corporation, a Nevada corporation (the “Selling Stockholder”), pursuant to which the Selling Stockholder agreed to sell to the Company 2,774,250 shares of the Company’s Common Stock, representing all of the shares held by the Selling Stockholder (the “Repurchase”), pursuant to the Company’s previously approved stock purchase program. The shares of the Company’s Common Stock represented by the Repurchase equal approximately 11.8% of the Company’s outstanding Common Stock. Capital Southwest Corporation, a Texas corporation and affiliate of Selling Stockholder, will continue to hold 1,312,500 shares of the Company’s Common Stock.

Pursuant to the terms of the Agreement, the aggregate purchase price of the Repurchase was $66,637,485, based on a price of $24.02 per share of the Company’s Common Stock. The price per share in the Agreement was equal to a four cent discount to the closing price of the Company’s Common Stock on The NASDAQ Global Select Market on May 9, 2012. The Company funded the Repurchase with available cash on its balance sheet rather than borrowings under its credit agreement. As reported in a Quarterly Report on Form 10-Q filed by the Company on May 4, 2012 with the Securities and Exchange Commission (the “SEC”), as of March 31, 2012, the Company had cash and cash equivalents of $83.9 million. After the Repurchase, the Company will have cash and cash equivalents of approximately $16.5 million.

As previously disclosed in the Company’s filings with the SEC, prior to the Repurchase, the Selling Stockholder beneficially owned more than 11.8% of the Company’s Common Stock.

The foregoing description of the terms of the Agreement is not complete and is qualified in its entirety by the terms and conditions of the Agreement attached hereto as Exhibit 10.1 and incorporated by reference herein. The Agreement contains representations and warranties made by the Selling Stockholder. These representations and warranties have been made solely for the benefit of the Company, and were not intended to be and should not be relied upon by stockholders of the Company; should not be treated as categorical statements of fact, but rather as a way of allocating risk between the parties; may apply standards of materiality in a way that is different from what may be material to investors; and were made only as of the date of the Agreement and are subject to more recent developments.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Share Repurchase Agreement dated May 14, 2012 by and between Encore Wire Corporation, a Delaware corporation and Capital Southwest Venture Corporation, a Nevada corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE WIRE CORPORATION

Date: May 17, 2012	By:	/s/ FRANK J. BILBAN
Frank J. Bilban, Vice President – Finance,
Chief Financial Officer, Treasurer and Secretary

INDEX TO EXHIBITS

Item	Exhibit

10.1	Share Repurchase Agreement dated May 14, 2012 by and among Encore Wire Corporation, a Delaware corporation, Capital Southwest Corporation, a Texas corporation, and Capital Southwest Venture Corporation, a Nevada corporation